Exhibit 5.1

May 15, 2020
Daré Bioscience, Inc.
Attn: Board of Directors
3655 Nobel Drive, Suite 260
San Diego, CA 92122
Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Daré Bioscience, Inc., a Delaware corporation (the “Company”), in connection with the filing with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement registers the resale of up to 5,008,917 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), by the selling stockholders (the “Selling Stockholders”) identified in the Registration Statement. The Shares consist of 2,999,990 shares issued and outstanding on the date hereof (the “Closing Shares”) and up to 2,008,927 shares that may be issued contingent upon the achievement of specified milestones (the “Contingent Shares”). The Closing Shares were issued, and the Contingent Shares will be issued, pursuant to an Agreement and Plan of Merger dated November 10, 2019 (the “Merger Agreement”) among the Company, Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company, Microchips Biotech, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company.
This letter is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with the opinion contained herein, we have examined the Registration Statement, the Company’s charter documents, the proceedings taken by the Company with respect to the Merger Agreement, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for such opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or reproduced copies, and that if the Shares are issued as uncertificated shares, upon issuance, the Company complied or will comply, as applicable, with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law. We have also assumed that (a) Contingent Shares currently reserved for issuance under the Merger Agreement will remain available for the issuance of the Contingent Shares, and (b) neither the Company’s charter documents nor any of the proceedings taken by the Company relating to the Merger Agreement, will be rescinded, amended or otherwise modified prior to the issuance of the Contingent Shares. We have obtained a certificate from an officer of the Company as to certain factual matters and, insofar as the opinion contained herein is based on matters of fact, we have relied on such certificate without independent investigation.
Based upon such examination and subject to the further provisions hereof, we are of the opinion that, as of the date hereof, (i) the Closing Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable and (ii) the Contingent Shares have been duly authorized by all necessary corporate action of the Company and, when the Contingent Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the Selling Stockholders and issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.
The foregoing opinion is limited to matters governed by the federal laws of the United States of America and the Delaware General Corporation Law, including the applicable provisions of the Delaware constitution.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm in the related prospectus under the heading “Legal Matters.”
This letter and the opinion contained herein is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. The opinion contained herein is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares or the Registration Statement.
Respectfully,
/s/ Breakwater Law Group, LLP
Breakwater Law Group, LLP